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                                                                    EXHIBIT 99.1

                                 FORM OF PROXY

                        BOONTON ELECTRONICS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

The undersigned, revoking all prior proxies, hereby appoints Ronald T. DeBlis and Otto H. York, or either of them, with full power of substitution, as the undersigned's proxies to vote all the shares of common stock of Boonton Electronics Corporation held of record by the undersigned on May 12, 2000, at the Special Meeting of Stockholders of Boonton to be held on July 6, 2000 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Proposal 1: Approval of the Agreement and Plan of Reorganization dated as of
            March 2, 2000, as amended, among Boonton, Wireless Telecom Group, Inc., WTT Acquisition Corp. and the principal stockholders of Boonton named therein whereby Boonton will become a wholly owned subsidiary of Wireless.

                           FOR [ ]    AGAINST [ ]    ABSTAIN[ ]

Proposal 2: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
            OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

                                          Dated: _________________________, 2000

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                                                 SIGNATURE OF STOCKHOLDER

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                                                 SIGNATURE OF STOCKHOLDER
                                                    (IF HELD JOINTLY)

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. If a corporation or other entity, please sign in full entity name by an authorized officer.